Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the securities beneficially owned by each of them of Jianpu Technology Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: August 31, 2018	PAVILION CAPITAL HOLDINGS PTE. LTD.

	By:	/s/ Tow Heng Tan
Name: Tow Heng Tan
Title: Director

Dated: August 31, 2018	PAVILION CAPITAL INTERNATIONAL PTE. LTD.

	By:	/s/ Tow Heng Tan
Name: Tow Heng Tan
Title: Director

Dated: August 31, 2018	PAVILION CAPITAL GP PTE. LTD. on behalf of itself and as general partner of PAVCAP I FEEDER NO. 1 LP

	By:	/s/ Tow Heng Tan
Name: Tow Heng Tan
Title: Director, Pavilion Capital GP Pte. Ltd.

Dated: August 31, 2018	PAVCAP FUND I

	By:	/s/ Tow Heng Tan
Name: Tow Heng Tan
Title: Director

Dated: August 31, 2018	SPRING BLOOM INVESTMENTS LTD.

	By:	/s/ Tow Heng Tan
Name: Tow Heng Tan
Title: Director